UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2007

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 5, 2007, the Company received a letter from the American Stock Exchange (“AMEX”)  notifying us that our original hearing date before the AMEX Qualifications Panel (the “Panel”) has been postponed for 30 days at the request of the Listing Qualifications Staff (the “Staff”).  The AMEX Staff has requested certain additional information related to our recent private placement and other corporate activities.  The postponement will allow the Staff the necessary time to review the current information and make an assessment as to whether the Company has demonstrated compliance with the continued listing standards or whether to proceed with the delisting action.

In the event that the Staff accepts the information from the Company that demonstrates it is in compliance with the listing standards, the Staff could vacate the hearing, otherwise a hearing date will be rescheduled. The Company’s stock will continue trading on the AMEX for the duration of the compliance period.

Item 3.02       Unregistered Sales of Equity Securities

On March 5, 2007 the Company announced that it had completed the sale of two million units in a private placement transaction for gross proceeds of $2,000,000. The Placement was sold to accredited individual and institutional investors. The Units were sold under the exemption provided in Reg D of Rule 506 Section 415 of the Securities Act.

The terms of the private placement provided for a unit offering at $1.00 per unit.  Each unit was comprised of one share and one half of a warrant to purchase a share of common stock at an exercise price of $1.50 per share.  The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The terms of the placement require the Company to file a Registration Statement with the Securities and Exchange Commission for both the shares and the share underlying the warrants.

Item 8.01       Other Events

On March 5, 2007 the Company issued a press release in connection with the raise of S2 Million via a Private Placement, the transaction described in Item 3.02, a copy of which has been filed herewith.

On March 6, 2007 the Company issued a press release in connection with its growth in independent distributors for the month of February 2007, a copy of which has been filed herewith.

On March 8, 2007 the Company issued a press release announcing the results of its Annual Shareholder Meeting and the status of its AMEX Listing, a copy of which has been filed herewith.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

99.1         Press Release — March 5, 2007

99.2         Press Release — March 6, 2007

99.3         Press Release — March 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 9, 2007	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer Chief Financial Officer